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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported): 05/20/2006

                      CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number: 001-32663

            Delaware                                              86-0812139
(State or Other Jurisdiction of                                (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                                  200 E. Basse
                              San Antonio, TX 78209
          (Address of Principal Executive Offices, Including Zip Code)

                                  210-832-3700
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                       Items to be Included in this Report

Item 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On May 20, 2006, Clear Channel Outdoor Holdings, Inc., a Delaware corporation ("CCO"), entered into a Stock Purchase Agreement (the "PURCHASE AGREEMENT") by and among CCO, Clear Channel Outdoor, Inc., a Delaware corporation and wholly-owned subsidiary of CCO ("BUYER"), IN-TER-SPACE Services, Inc., a Pennsylvania corporation ("ISI"), and the shareholders of ISI (the "SHAREHOLDERS"), pursuant to which Buyer will purchase, and the Shareholders will sell to Buyer, all of the issued and outstanding capital stock of ISI. Under the terms of the Purchase Agreement, the purchase price for such capital stock of ISI will be approximately $94.5 million, subject to certain working capital and other adjustments, plus (i) 4,250,000 shares of Class A Common Stock (the "SHARES"), par value $0.01, of CCO, and (ii) an earn-out provision for additional consideration, 51% of which will be payable in additional shares of Class A Common Stock of CCO (the "EARN-OUT SHARES"), valued based on a 15-day closing average prior to March 31 of the year following the fiscal year in respect of which the Earn-Out Shares are issued, and 49% of which will be payable in cash. Payments under the earn-out provision will be based on ISI achieving certain earnings performance targets for the fiscal years 2006 through 2010. At the closing, the initial $94.5 million, subject to the referenced adjustments, will be paid to the Shareholders in cash and funded from CCO's cash on hand and the Shares will be issued to the Shareholders, with a portion of such Shares being delivered into an escrow account to be used to offset any amounts owed to CCO or Buyer pursuant to indemnity provisions of the Purchase Agreement. The purchase transaction is subject to customary closing conditions, including regulatory approval, and is expected to be completed in the third quarter.

CCO anticipates that the issuance of the Shares and the Earn-Out Shares, if any, pursuant to the Purchase Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, based upon representations that CCO has obtained, or will obtain prior to issuance, from each Shareholder receiving such Shares or Earn-Out Shares, if any, that the Shareholder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D.

Pursuant to the terms of a stock transfer restriction and registration rights agreement to be signed at the closing of the purchase transaction between CCO and the Shareholders, the principal Shareholders will agree to certain restrictions on the sale of their CCO Class A Common Stock, will be granted "piggy back" registration rights and CCO will agree, upon the occurrence of certain events, to file a registration statement with the Securities and Exchange Commission to register the Shares and the Earn-Out Shares, if any, for resale. A copy of the form of stock transfer restriction and registration rights agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

A copy of the press release announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)  Exhibits

     10.1 Form of Registration Rights Agreement by and among Clear Channel Outdoor Holdings, Inc., a Delaware corporation, Mark T. Lieberman, Deborah S. Lieberman, The Trust (Living) of Marianne Lieberman and The Trust (Living) of Carolyn M. Grant, and Molly A. Lieberman, Karen Lieberman-Daly, Richard Frick and the Lieberman Business Trust.

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     99.1 Press Release of Clear Channel Outdoor Holdings, Inc. issued May 22,
          2006.

                                  Signature(s)

     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

                                        CLEAR CHANNEL OUTDOOR HOLDINGS, INC.


Date: May 24, 2006                      By: /S/ HERBERT W. HILL, JR.
                                            ------------------------------------
                                            Herbert W. Hill, Jr.
                                            Sr. Vice President/Chief Accounting
                                            Officer

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                                INDEX TO EXHIBITS

10.1 Form of Registration Rights Agreement by and among Clear Channel Outdoor Holdings, Inc., a Delaware corporation, Mark T. Lieberman, Deborah S. Lieberman, The Trust (Living) of Marianne Lieberman and The Trust (Living) of Carolyn M. Grant, and Molly A. Lieberman, Karen Lieberman-Daly, Richard Frick and the Lieberman Business Trust dated.

99.1 Press Release of Clear Channel Outdoor Holdings, Inc. issued May 22, 2006.